EXHIBIT 10.26

                   SEVERANCE AGREEMENT BETWEEN THE COMPANY AND
                                DONALD M. HOOTON
                       (MANAGEMENT COMPENSATION CONTRACT)


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                               SEVERANCE AGREEMENT

      AGREEMENT dated as of this 22nd day of May, 1996, by and between NUMEREX CORP. (the "Company"), a Pennsylvania business corporation, and Donald M. Hooton ("Employee").

                               B A C K G R 0 U N D

      Employee is Vice President - Sales and Marketing of the Company. The Board of Directors of the Company (the "Board") has determined that in consideration of Employee's past, present and future services to the Company, the Company desires to provide for the payment of certain compensation and other benefits to Employee upon the occurrence of certain events, all as more fully set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

      1. Term. This Agreement shall continue for a period beginning on the date hereof and ending on the earliest of the following dates: (a) the date Employee dies or becomes permanently disabled (i.e. upon his failure to render services of the character which he had previously rendered to the Company, because of his physical or mental illness or other incapacity beyond his control for a continuous period of six months or for shorter periods aggregating six months in any twelve month period); (b) termination of Employee's employment with the Company for cause; (c) mutual agreement of the Company and Employee; (d) subject to Section 2 hereof, termination of Employee's employment with the Company by resignation or otherwise; or (e) one (1) year from the date hereof (the "Term"), and thereafter from year to year, unless terminated by either party giving written notice to


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the other not less than ninety (90) days prior to expiration of any anniversary of this agreement or any extension thereof. In the event the Employee's employment with the Company is terminated during the Term other than as set forth in Section 2 hereof, the Employee shall have no rights or benefits under this Agreement, but shall be entitled to any other rights or benefits to which he or she might otherwise be entitled to.

      2. Termination. If Employee's employment with the Company is terminated whether by the Company or Employee during the Term upon the occurrence of any of the following events, the Company will pay to Employee the amount set forth in
Section 3 hereof and Employee shall be entitled to the benefits set forth in
Section 4 hereof:

            (a) a merger, consolidation, reorganization, sale of all or substantially all of the assets or other similar event; or

            (b) a "change in control" of the Company wherein within six months prior to the occurrence of such event or within one year after the occurrence of such event, Employee's position with the Company or the surviving or acquiring Person is changed from his current position with the Company to a lesser responsible position, the nature and scope of Employee's duties and authority or his responsibilities with the Company or the surviving or acquiring Person are reduced to a level below that which he enjoys on the date hereof or his then current base annual salary is reduced to a level below that which he enjoys on the date hereof. For purpose of this Section 2, a "change in control" of the Company means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and enforced on the


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date hereof, whether or not the Company is subject to such reporting requirement; provided that without limitation such a change in control shall have been deemed to conclusively occur when any of the following events shall have occurred:

            (i) within any period of two consecutive years during the Term, a change in at least a majority of the members of the Board or the addition of five or more new members to the Board; or

            (ii) a Person or group acting in concert, other than a Person or group existing on the day hereof, as described in Section 13(d)(2) of the Exchange Act holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of common shares of the Company which constitutes either (a) more than fifty percent of the shares which voted in the election of directors of the Company at the shareholders' meeting immediately preceding such determination or (b) more than twenty-five percent of the Company's outstanding common shares. For purposes of this Section 2 hereof, unexercised warrants or options or unconverted nonvoting securities shall count, for this purpose, as constituting beneficial ownership of the Company's common shares into which the warrants or options are exercisable or the nonvoting convertible securities are convertible, notwithstanding anything to the contrary contained in Rule 13d-3 of the Exchange Act.

            (c) a termination of employment of Employee, except termination "for cause", a change from Employee's current position with the Company to a lesser responsible position, or a change in the nature and scope of Employee's duties and authority to a level


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below that which he enjoys on the date hereof. The term "for cause" shall include and shall be limited to the following events:

                  (1) The Employee is convicted of a felony;

                  (2) The Employee willfully and deliberately fails or refuses in a material respect to comply with a significant instruction of the Board of Directors or the Chief Executive Officer of the Company, provided the Employee fails to cure such non-compliance within 20 days after receiving written notice of such non-compliance, other than non-compliance due to a physical or mental illness, which willful failure results in, or which in the good faith judgment of the Board of Directors or the Chief Executive Officer may result in demonstrable material injury and damage to the Company; or

                  (3) The Employee willfully and deliberately makes material misrepresentations to the Board of Directors of the Company.

      3. Termination Payments to Employee. Commencing not later than 30 days after the date Employee's employment with the Company is terminated pursuant to
Section 2 hereof (the "Termination Date") and subject to Employee's compliance with Section 6 hereof, the Company shall pay compensation to Employee for a period of six (6) months following the Termination Date equal to 50% of the Employee's annual base salary on the Termination Date. For purposes of this Agreement, the term "base annual salary" shall mean the Employee's annual compensation rate on the Termination Date exclusive of cash bonuses. The Company agrees that it will make the payments due under this Section 3 on the first day of each month following the Termination Date in an amount equal to 1/12 of 100% of Employee's base annual salary on the Termination Date.


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

      4. Other Benefits. In addition to the compensation set forth in Section 3 hereof, Employee shall be entitled to the following benefits from the Company:

            (i) for a period of six months following the Termination Date, reimbursement for all reasonable expenses incurred by Employee in connection with the search for new employment, including, without limitation, those of a placement agency or service; provided, however, in no event shall the Company be obligated to reimburse Employee hereunder in excess of 20% of his base annual salary on the Termination Date. At his option, the Employee may elect to receive a lump sum payment of $10,000 in lieu of otherwise receiving reimbursement under this Section 4(i).

            (ii) for a period of one year following the Termination Date, Employee shall be entitled to participate in all Company non-discriminatory benefits (i.e. medical care and life insurance benefits) except that should subsequent employment be accepted during the one year period following the Termination Date, continuation of any non-discriminatory benefits will terminate, provided Employee receives coverages through the Employee's subsequent employer.

      5. Employee Notice and No Mitigation.

      5.1 Employee shall have the right to terminate his employment hereunder if he shall first give the Company not less than thirty days written notice of his intention to so terminate his employment specifying the reason(s) for such termination and the date of termination, and thereafter the Company shall not have cured or remedied the reason(s) (provided the reason(s) are capable of being cured or remedied) for such termination prior to the date of termination set forth in such notice.


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      5.2 Anything in this Agreement to the contrary notwithstanding, Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

      6. Confidential Information and Non-Competition.

      6.1 Employee covenants and agrees that he will not, during the term of his employment or at any time thereafter, except with the express prior written consent of the Board, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any knowledge or information with respect to the conduct or details of the Company's business which he, acting reasonably, believes or should believe to be of a confidential nature and the disclosure of which to not be in the Company's interest.

      6.2 Employee covenants and agrees that he will not, during the term of his employment hereunder and for so long as Employee receives benefits hereunder, except with the express prior written consent of the Board, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any Person to engage in any act or action which he, acting reasonably, believes or should believe would be harmful or inimical to the interests of the Company.

      6.3 (A) Employee covenants and agrees that he will not, except with the express prior written consent of the Board, in any capacity (including, but not limited to, owner, partner, shareholder, consultant, agent, employee, officer, director or otherwise), directly or indirectly, for his own account or for the benefit of any Person, establish, engage or participate in or otherwise be connected with any business which competes with the businesses conducted by the Company or any of its subsidiaries, in any geographic area in


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

which the Company and its subsidiaries is then conducting such business, except that the foregoing shall not prohibit Employee from owning as a shareholder less than 5% of the outstanding voting stock of an issuer whose stock is publicly traded.

            (B) The provisions of Section 6.3(A) shall be applicable commencing on the date of this Agreement and ending two (2) years following the effective date of termination of this Agreement.

      6.4 The parties agree that any breach by Employee of any of the covenants or agreements contained in this Section 6 will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining Employee and/or any other Person involved therein from continuing such breach. The existence of any claim or cause of action which Employee may have against the Company or any other Person (other than a claim for the Company's breach of this Agreement for failure to make payments hereunder) shall not constitute a defense or bar to the enforcement of such covenants. In the event of any alleged breach by Employee of any of the covenants or agreements contained in this Section 6, the Company shall continue any and all of the payments due Employee under this Agreement until such time as a Court shall enter a final and unappealable order finding such a breach; provided, that the foregoing shall not preclude a Court from ordering Employee to repay such payments made to him for the period after the breach is determined to have


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

occurred or from ordering that payments hereunder be permanently terminated in the event of a material and willful breach.

      6.5 If any portion of the covenants or agreements contained in this
Section 6, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 6 is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

      6.6 For purposes of this Section 6, the term the "Company" shall include the Company, any successor of the Company under Section 7 hereof, and all present and future direct and indirect subsidiaries and affiliates of the Company.

      7. Successors and Assigns.

            This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which will acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Company, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Upon the death of Employee, any payments or benefits otherwise due Employee hereunder shall be paid to or be for the benefit of Employee's legal representatives. Nothing in the Agreement shall


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preclude the Company from consolidating or merging into or with or transferring all or substantially all of its assets to another Person. In that event, such other Person shall assume this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term the "Company" as used herein, shall mean such other Person and this Agreement shall continue in full force and effect.

      8. Assignment.

            Neither this Agreement nor any rights to receive payments hereunder shall be voluntarily or involuntarily assigned, transferred, alienated, encumbered or disposed of, in whole or in part, without the Company's prior written consent and approval, and shall not be subject to anticipation, levy, execution, garnishment, attachment by, or interference or control of, any creditor.

      9. Source of Payment and Timing.

            All payments provided under this Agreement shall be paid in cash from the general funds of the Company, no special or separate fund shall be required to be established and Employee shall have no right, title or interest whatsoever in or to any investment which the Company may make to aid the Company in meeting its obligations hereunder except to the extent that the Company shall, in its sole and absolute discretion, choose to designate any of its rights it may have under one or more life insurance policies it may obtain to cover any of its obligations under this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to


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create a trust of any kind or fiduciary relationship between the Company and
Employee or any other Person.

      10. Interest.

            In the event any benefits due to Employee are not paid when due hereunder, Employee shall be entitled (in addition to his other rights and remedies) to interest on the past due amounts at a rate equal to two percentage points above the prime rate of interest as published in the Wall Street Journal, such interest to commence on the date a benefit was due hereunder.

      11. Reimbursement of Enforcement Expenses.

            If the Company fails to pay or provide Employee any of the amounts due him hereunder or fails to provide Employee with any of the other benefits due him under this Agreement, and provided the Company does not cure any such failure within thirty days after having received written notice from Employee of such failure, Employee shall be entitled to full reimbursement from the Company for all costs and expenses (including reasonable attorneys' fees and costs) incurred by Employee in enforcing his rights under this Agreement.

      12. Notices.

            All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice:


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

            A. If to Employee, to:

            Donald M. Hooton
            Vice President - Sales and Marketing
            Numerex Corp.
            Rose Tree Corporate Center
            1400 North Providence Road
            Suite 5500
            Media, PA 19063

            B. If to the Company, to

            Numerex Corp.
            Rose Tree Corporate Center II
            1400 North Providence Road
            Suite 5500
            Media, PA 19063

            Attn: Chairman of the Board of Directors

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

      13. General provisions.

      13.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements between the parties. No amendment, waiver or termination of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, waiver or termination hereof executed by the Company and Employee (or his legal representatives) shall be binding upon them and upon all other Persons, without the necessity of securing the consent of any other Person including, but not limited to, Employee's spouse, and no Person shall be deemed to be a third party beneficiary under this Agreement.


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      13.2 "Person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legal entity.

      13.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

      13.4 Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      13.5 The Company and Employee consent to the exclusive jurisdiction and venue of the courts of, or located in, the Commonwealth of Pennsylvania in any and all actions arising hereunder and irrevocably consent to service of process hereunder.

      13.6 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

      13.7 This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the Commonwealth of Pennsylvania


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applicable to contracts executed and to be performed solely in the Commonwealth of Pennsylvania.

      EMPLOYEE AFFIRMS THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, AND THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS DOCUMENT. EMPLOYEE STATES AND REPRESENTS THAT HE HAS BEEN ADVISED, AND HAD AN OPPORTUNITY, TO DISCUSS FULLY AND REVIEW THE TERMS OF THIS AGREEMENT WITH AN ATTORNEY. EMPLOYEE FURTHER STATES AND REPRESENTS THAT HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS THE CONDITIONS HEREOF, FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS HIS OWN FREE ACT.

                              NUMEREX CORP.


(Corporate Seal)              By: /s/Kenneth F. Manser
                                  -------------------------------------------
                                    Kenneth F. Manser,
                                    Chairman


                              Attest: _______________________________________


                              _______________________________________________
                                    [                                   ]


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                              EMPLOYEE


                              /s/ Donald M. Hooton
                              -----------------------------------------------
                                    Donald M. Hooton,
                                    Vice President - Sales and Marketing


                        Attest:


                              Attest: _______________________________________


                              _______________________________________________
                                    [                                   ]


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